SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BARNES GROUP INC

                    GAMCO INVESTORS, INC.
                                 8/06/03            1,500-           23.7193
                                 8/06/03            5,000-           23.6852
                                 8/06/03           10,000-           23.6950
                                 7/31/03            6,125-           24.3791
                                 7/29/03            5,000-           24.4990
                                 7/25/03              500-           23.8240
                                 7/07/03            5,000-           22.6680
                                 6/13/03            1,000-           21.0000
                                 6/12/03            2,000-           20.7470
                                 6/10/03            2,000-           20.0200
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY INCOME FUND
                                 7/28/03            3,000-           23.8200
                                 7/07/03            2,000-           22.7420
                         GABELLI CAPITAL ASSET FUND
                                 7/07/03            2,000-           22.7420


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.